Fidelity Money Market Trust

(the "Trust")

RECONVENED SPECIAL MEETING OF SHAREHOLDERS

October 12, 2000

Pursuant to notice duly given, a Special Meeting of Shareholders of

Fidelity Money Market Trust

Retirement Government Money Market Portfolio

Retirement Money Market Portfolio

(the "Fund(s)")

was held on October 12, 2000 at 9:00 a.m. at an office of the Trust, 82 Devonshire Street, Boston, Massachusetts.

Mr. Robert Dwight acted as Chairman in the absence of Mr. Edward C. Johnson 3d and Ms. Debra Capua, Director of the Legal Product Group, acting as Secretary Pro Tempore, recorded the minutes. Ms. Anmarie Ciccolo, Associate General Counsel, and Mr. Eric Roiter, General Counsel of FMR, were appointed to act as proxy agents for all shareholders who had properly returned their proxy cards.

Mr. Dwight stated that a special meeting of the shareholders of the Funds in Fidelity Money Market Trust was held on September 13, 2000, which adjourned until October 3, 2000 in order to afford additional time to solicit shareholder votes and attain quorum, and further adjourned until today.

Mr. Dwight noted that the Trust has shareholder voting rights based on the proportionate value of a shareholder's investment. Accordingly, each shareholder is entitled to one vote for each dollar of net asset value held on the record date for the meeting.

Ms. Capua reported that proxies representing 50.001% of the outstanding voting securities of the trust and at least 50.001% of each Fund had been received. Mr. Dwight announced that a quorum was present and called the meeting of the shareholders of the Trust to order.

Mr. Dwight stated that the Secretary had presented him with the following documents relating to the meeting:

Notice of Meeting dated July 17, 2000

Proxy Statement dated July 17, 2000

Form(s) of Proxy

Affidavit attesting to the mailing of these documents to the record shareholders entitled to vote at this meeting

Substitute Proxy Form dated September 13, 2000

Substitute Proxy Form dated October 10, 2000

Mr. Dwight indicated that a list of shareholders entitled to vote at this meeting would be made available for viewing upon request.

Mr. Dwight recommended that the reading of the Notice of Meeting be waived. There was no objection to the recommendation.

Mr. Dwight stated that the first item of business as stated in the Notice of Meeting and described in the Proxy Statement was to elect a Board of Trustees for the Trust.

Ms. Capua reported that each of the twelve nominees listed in the Proxy Statement received the affirmative vote of at least 94.811% of the votes cast at the meeting. Whereupon, it was

VOTED: That the twelve nominees listed in the Proxy Statement dated July 17, 2000, be, and they hereby are, elected as Trustees of Fidelity Money Market Trust.

Mr. Dwight stated that the second item of business as stated in the Notice of Meeting and described in the Proxy Statement was to ratify the selection of PricewaterhouseCoopers LLP ("PwC") as independent accountant of the Funds.

Ms. Capua reported that the proposal to ratify the selection of PwC as independent accountant of the Funds, as set forth in the Proxy Statement, received 2,020,455,377.75 affirmative votes of Retirement Government Money Market Portfolio, or 89.458% of the votes cast at the meeting and 4,555,529,832.08 affirmative votes of Retirement Money Market Portfolio, or 90.956% of the votes cast at the meeting. Whereupon, it was

VOTED: That the selection of PricewaterhouseCoopers LLP as independent accountant of the Funds, as set forth in the Proxy Statement dated July 17, 2000, be, and it hereby is, ratified and approved.

Mr. Dwight stated that the third item of business as stated in the Notice of Meeting and described in the Proxy Statement was to authorize the Trustees to adopt an Amended and Restated Declaration of Trust for the Trust, which would allow the Trustees more flexibility and broader authority to act, subject to applicable requirements of federal and state laws and the Trustees' continuing fiduciary duty to act in the shareholders' interests.

Ms. Capua reported that the proposal to authorize the Trustees to adopt an Amended and Restated Declaration of Trust received 6,177,560,774.68 affirmative votes, or 85.008% of the votes cast at the meeting. Whereupon, it was

VOTED: That the Trustees, be, and they hereby are, authorized to adopt an Amended and Restated Declaration of Trust, as set forth in the Proxy Statement dated July 17, 2000.

Mr. Dwight stated that the fourth item of business as stated in the Notice of Meeting and described in the Proxy Statement was to approve an amended Management Contract for each of Retirement Government Money Market Portfolio and Retirement Money Market Portfolio that would (i) modify the list of enumerated expenses borne directly by each Fund under its present contract to include annual premiums payable on or after January 1, 2004, if any, for insurance coverage provided by a mutual insurance company and (ii) allow FMR and the Trust, on behalf of each Fund, to modify the Management Contract subject to the requirements of the Investment Company Act of 1940.

Ms. Capua reported that the proposal to approve an amended Management Contract for the Funds, as set forth in the Proxy Statement, received 1,889,425,279.78 affirmative votes of Retirement Government Money Market Portfolio, or 83.657% of the votes cast at the meeting and 4,160,275,358.81 affirmative votes of Retirement Money Market Portfolio, or 83.064% of the votes cast at the meeting. Whereupon, it was

VOTED: That an amended Management Contract for each of Retirement Government Money Market Portfolio and Retirement Money Market Portfolio be, and it hereby is, approved, as set forth in the Proxy Statement dated July 17, 2000.

Mr. Dwight stated that the fifth item of business as stated in the Notice of Meeting and described in the Proxy Statement was to amend each Fund's fundamental investment limitation concerning diversification to exclude securities of other investment companies from the limitation subject to applicable 1940 Act requirements.

Ms. Capua reported that the proposal to amend each Fund's fundamental investment limitation concerning diversification, as set forth in the Proxy Statement, received 1,893,644,195.99 affirmative votes of Retirement Government Money Market Portfolio, or 83.844% of the votes cast at the meeting and 4,173,860,233.82 affirmative votes of Retirement Money Market Portfolio, or 83.336% of the votes cast at the meeting. Whereupon, it was

VOTED: That each Fund's fundamental investment limitation concerning diversification be, and it hereby is, amended to exclude securities of other investment companies from the limitation, as set forth in the Proxy Statement dated July 17, 2000.

Mr. Dwight stated that the sixth item of business as stated in the Notice of Meeting and described in the Proxy Statement was to amend each Fund's fundamental investment limitation concerning underwriting of securities.

Ms. Capua reported that the proposal to amend each Fund's fundamental investment limitation concerning underwriting of securities, as set forth in the Proxy Statement, received 1,880,047,861.56 affirmative votes of Retirement Government Money Market Portfolio, or 83.242% of the votes cast at the meeting and 4,144,179,122.96 affirmative votes of Retirement Money Market Portfolio, or 82.743% of the votes cast at the meeting. Whereupon, it was

VOTED: That each Fund's fundamental investment limitation concerning underwriting of securities be, and it hereby is, amended, as set forth in the Proxy Statement dated July 17, 2000.

Mr. Dwight stated that the seventh item of business as stated in the Notice of Meeting and described in the Proxy Statement was to amend each Fund's fundamental investment limitation concerning concentration of investments in a single industry.

Ms. Capua reported that the proposal to amend each Fund's fundamental investment limitation concerning concentration of investments in a single industry, as set forth in the Proxy Statement, received 1,880,829,967.06 affirmative votes of Retirement Government Money Market Portfolio, or 83.276% of the votes cast at the meeting and 4,141,880,494.04 affirmative votes of Retirement Money Market Portfolio, or 82.697% of the votes cast at the meeting. Whereupon, it was

VOTED: That each Fund's fundamental investment limitation concerning concentration of investments in a single industry be, and it hereby is, amended, as set forth in the Proxy Statement dated July 17, 2000.

There being no further business to come before the meeting, upon motion duly made and seconded, it was

VOTED: To Adjourn.

ADJOURNED.

A TRUE RECORD.

ATTEST:

Debra Capua

Secretary Pro Tempore